SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2003

i3 Mobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-30175	51-0335259
(Commission File Number)	(IRS Employer Identification Number)

181 Harbor Drive, Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 203-428-3000

N/A

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

On March 25, 2003, i3 Mobile, Inc. (the “Company”) issued a press release announcing that it had ceased operations of its Pronto service and taken other cost saving measures, and that it had began discussions for a strategic merger with a potential transaction partner. The Company also announced that John A. Lack, the Company’s President and Chief Executive Officer, has left the Company to pursue other interests. J. William Grimes, Chairman of the Board, will assume the additional responsibilities of President and Chief Executive Officer on an interim basis. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	Text of Press Release, dated March 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i3 MOBILE, INC.

By:	/s/ Edward J. Fletcher
Name: Edward J. Fletcher
Title: Senior Vice President, Finance

Date: March 25, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	i3 Mobile, Inc. Press Release, dated March 25, 2003.